Exhibit 10.29

Second Supplement to the

Share Purchase Agreement

between

WindShareFund I B.V.,

WindShareFund II B.V.,

WindShareFund III B.V.,

WindShareFund N.V.

and

Accretion Energies Ltd.

concerning

all shares in

(i)	Windpark Tiefenbrunnen I GmbH & Co. KG, and

(ii)	Energiequelle GmbH & Co. Windpark Gau Heppenheim KG

Second Supplement to the Share Purchase Agreement as of

18 August 2023 (the “Supplement Agreement”)

between

1.	WindShareFund I B.V., Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands, Kamer von der Koophandel 63029138, Arnhem, The Netherlands, (“Previous Seller 1”)

2.	WindShareFund II B.V., Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands, Kamer von der Koophandel 65276809, Arnhem, The Netherlands (“Previous Seller 2”)

3.	WindShareFund III B.V., Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands, Kamer von der Koophandel 68724330, Arnhem, The Netherlands, (“Previous Seller 3”)

4.	WindShareFund N.V., Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands, Chamber of Commerce 60822783, Oosterbeek, The Netherlands (“Previous Seller 4”)

(hereinafter together referred to as “Previous Sellers”),

and

5.	WSF Holding B.V., Mariëndaal 8, 6861 WN Oosterbeek, The Netherlands, Chamber of Commerce 62351427, Oosterbeek, The Netherlands (“Current Seller 1”)

6.	WindShareFund B.V., Mariendaal 8, 6861 WN Oosterbeek, The Netherlands, Chamber of Commerce 66853257 (“Current Seller 2”)

(hereinafter together referred to as “Current Sellers”),

and

7.	Gluon Renewable Energies Ltd. (Holding company of Gluon group), 25 Bedford Square, London WC1B 3HH, UK, registered in England and Wales company number 10259635 (hereinafter referred to as “Gluon”);

and

8.	Accretion Energies Limited, 25 Bedford Square, London WC1B 3HH, UK, registered in England and Wales company number 12083171 as direct purchaser of the Sold Shares (“Purchaser”);

and

9.	WindShareFund Deutschland Verwaltungs GmbH, Ziegeleiweg 30, 32429 Minden, registered in the commercial register of the Local Court of Bad Oeynhausen under HRB 14957 (hereinafter referred to as “General Partner”)

10.	GreenRock Corp. an exempted company incorporated and registered in the Cayman Islands with registered number 399967 and having its registered office at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay – Grand Cayman K1 – 9009, Cayman Islands (“GreenRock”)

The Previous and Current Sellers, Gluon, the Purchaser and GreenRock individually also referred to as a “Party” and collectively as the “Parties”.

1. Preamble

1.1	On 18 August 2023, the Previous Sellers, the Purchaser, Gluon and the General Partner concluded a share purchase agreement (“SPA”) for the sale and assignment of the shares in the Heppenheim KG and Tiefenbrunnen KG.

1.2	Meanwhile, the Parties do not intend to sell the shares in Heppenheim KG and Tiefenbrunnen KG, but the shares in the indirect parent companies of Heppenheim KG and Tiefenbrunnen KG. These are Previous Seller 2 and Previous Seller 4 (“New Target Companies”). The new sellers are now Current Seller 1 and Current Seller 2, the parent companies of the New Target Companies. A chart reflecting the New Target Companies and their direct and indirect subsidiaries is included in the annex to this Supplement Agreement.

1.3	Current Seller 1 holds 100% of the shares in Previous Seller 4 which in turn holds 100% of the shares in Previous Seller 1 and Previous Seller 3. Current Seller 2 holds 100% of the shares in Previous Seller 2.

The Parties therefore agree on the following:

2. New Target Companies

2.1	Instead of the shares in Windpark Tiefenbrunnen I GmbH & Co. KG and Energiequelle GmbH & Co. Windpark Gau Heppenheim KG, the shares in the New Target Companies shall be sold.

2.2	The Parties agree that the provisions of the SPA regarding the sale of the shares in Windpark Tiefenbrunnen I GmbH & Co. KG and Energiequelle GmbH & Co. Windpark Gau Heppenheim KG shall apply accordingly to the sale of the shares in the New Target Companies.

3. Payment Obligations

3.1	All payment obligations reflected in the share purchase agreement as of 18 August 2023, as amended on 8 November 2023, remain in full force and effect. The payment obligations set out in this Clause 3 are in addition to those payment obligations and do not replace them.

3.2	The Purchaser is obliged to pay Current Seller 2 EUR 3.6 million (net) for the purchase of the shares of Previous Seller 2.

3.3	The Purchaser is also obliged to pay to Current Seller 1 EUR 7.4 million (net) for the purchase of the shares in Previous Seller 4.

3.4	The total purchase price for the New Target Companies shall therefore be EUR 11 million, payable in cash.

3.5	For the avoidance of doubt, the payment obligations under this Agreement shall not be satisfied until the Purchase Price has been paid to Current Seller 1 and Current Seller 2 in accordance with Clause 3.1 and 3.2 above.

4. Assumption of the financial debts,loans and other matters by the Purchaser

4.1	The Purchaser shall fully and unconditionally assume and fulfil all obligations of the New Target Companies including but not limited to employment contracts, financial debts and loans of the New Target Companies and all related obligations, at completion up to a maximum of EUR 46 million (the “Maximum Assumed Debt”).

4.2	The Parties agree that the amount of the Maximum Assumed Debt may prior to completion be increased up to a total maximum of EUR 5 million if i) the Target Companies or their subsidiaries issue further debt to bondholders in their network prior to completion, and the proceeds of such issuance are used exclusively in accordance with the information memoranda provided to potential investors.

4.3	The Purchaser shall not assume, own or take title to, nor be liable for, any debts, liabilities, claims or other litigation, obligations or commitments of any form present at completion (or arising as a result of any action or omission occurring on or before completion) of the New Target Companies, save for the Maximum Assumed Debt and claims related thereto.

4.4	Various parties to this Agreement and entities related to them, including Eternal B.V., have granted various loans to each other. Parties expect that the balance of the loans between Purchaser and related entities and the Current Sellers and related entities will be approximately zero. Parties agree that any balance that may occur will be cancelled for all aforementioned loans between Parties.

4.5	The Current Sellers represent that no claims or other litigation exsist as at the date of this Agreement. Any litigation, obligations or commitments of any form arising from circumstances that occur after completion will be the sole and full responsibily and liability of the Purchaser.

4.6	The Purchaser recognises with the debt assumption as per 4.1 above the benefis of a reduced cash purchase price and the lower cost of debt than what is currently achievable in the market.

4.7	The Current Sellers represent and warrant on a joint and several basis (at signing and completion) that there are no additional financial liabilities above the Maximum Assumed Debt relating in any way to the Target Companies.

4.8	The Current Sellers agree, on a joint and several basis, to indemnify the Purchaser and/or the New Target Companies on demand for any assumed or transferred debts above the Maximum Assumed Debt or any breach of the representation and warranty in clause 4.7 above.

5. Governing Law

5.1	In deviation from clause 19.5 of the SPA, this Supplement Agreement and, consequently also the SPA and all future amendments to the SPA or to this Supplement Agreement shall be governed by Dutch law.

6. Others

6.1	All provisions of the SPA shall remain unaffected, valid and in accordance with the assignment of shares determined by this Supplement Agreement to the extent that they are not superseded or amended by the provisions of this Supplement Agreement.

Date / Place	12/16/2024

/s/ Charles Ratelband
WindShareFund I B.V.

Date / Place	12/16/2024

/s/ Charles Ratelband
WindShareFund II B.V.

Date / Place	12/16/2024

/s/ Charles Ratelband
WindShareFund III B.V.

Date / Place	12/16/2024

/s/ Charles Ratelband
WSF Holding B.V.

Date / Place	12/16/2024

/s/ Charles Ratelband
WindShareFund B.V.

Date / Place	12/16/2024

/s/ Per Regnarsson
Gluon Renewable Energies Ltd.

Date / Place	12/16/2024

/s/ Per Regnarsson
Accretion Energies Limited

Date / Place	12/16/2024

/s/ Charles Ratelband
WindShareFund Deutschland Verwaltungs GmbH

Date / Place	12/16/2024

/s/ Per Regnarsson
GreenRock Corp.

Date / Place	12/16/2024

/s/ Per Regnarsson
Per Regnarsson

Date / Place	12/16/2024

/s/ Max Delamain
Max Delamain

Date / Place	12/16/2024

/s/ Charles Ratelband
Charles Ratelband